UNITED STATES
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SCHEDULE 14A

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Coeur Mining, Inc.

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 2022 Proxy Statement Highlights  May 2022

 This presentation contains forward‐looking statements within the meaning of securities legislation in the United States and Canada, including statements regarding executive compensation program components and environmental, social and governance (“ESG”) initiatives and expectations regarding Coeur Mining, Inc.’s (“Coeur’s”) mining properties. Such forward‐looking statements involve known and unknown risks, uncertainties, and other factors which may cause Coeur's actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward‐looking statements. Such factors include, among others, the risks and hazards inherent in the mining business (including risks inherent in developing large‐scale mining projects, environmental hazards, industrial accidents, weather, or geologically related conditions), changes in the market prices of gold, silver, zinc, and lead, and a sustained lower price or higher treatment and refining charge environment, the uncertainties inherent in Coeur's production, exploratory and developmental activities, including risks relating to permitting and regulatory delays (including the impact of government shutdowns), ground conditions, grade and recovery rate variability, any future labor disputes, or work stoppages, the uncertainties inherent in the estimation of mineral reserves and resources, changes that could result from Coeur's future acquisition of new mining properties or businesses, the loss or insolvency of any third‐party smelter to which Coeur markets its production, the effects of environmental and other governmental regulations, the effects of the 2019 novel coronavirus (COVID-19) pandemic, the risks inherent in the ownership or operation of or investment in mining properties or businesses in foreign countries, Coeur's ability to raise additional financing necessary to conduct its business, make payments or refinance its debt as well as other uncertainties and risk factors set out in filings made from time to time with the United States Securities and Exchange Commission, and the Canadian securities regulators, including, without limitation, Coeur's most recent report on Form 10‐K. Actual results, developments, and timetables could vary significantly from the estimates presented. Readers are cautioned not to put undue reliance on forward looking statements. Coeur disclaims any intent or obligation to update publicly such forward‐looking statements, whether as a result of new information, future events, or otherwise. Additionally, Coeur undertakes no obligation to comment on analyses, expectations, or statements made by third parties in respect of Coeur, its financial or operating results or its securities.  Non‐U.S. GAAP Measures ‐ We supplement the reporting of our financial information determined under United States generally accepted accounting principles (U.S. GAAP) with certain non‐U.S. GAAP financial measures, including adjusted EBITDA, free cash flow and adjusted costs applicable to sales per ounce. We believe that these adjusted measures provide meaningful information to assist management, investors and analysts in understanding our financial results and assessing our prospects for future performance. We believe these adjusted financial measures are important indicators of our recurring operations because they exclude items that may not be indicative of, or are unrelated to our core operating results, and provide a better baseline for analyzing trends in our underlying businesses. We believe adjusted EBITDA, free cash flow and adjusted costs applicable to sales are important measures in assessing the Company's overall financial performance.

 Mineral Reserves and Resources  Coeur is subject to the reporting requirements of the Exchange Act and applicable Canadian securities laws, and as a result we report our mineral reserves and mineral resources according to two different standards. U.S. reporting requirements, are governed by Item 1300 of Regulation S-K (‘‘S-K 1300’’), as issued by the U.S. Securities and Exchange Commission (‘‘SEC’’). Canadian reporting requirements for disclosure of mineral properties are governed by National Instrument 43-10 Standards of Disclosure for Mineral Projects (‘‘NI 43-101’’), as adopted from the definitions provided by the Canadian Institute of Mining, Metallurgy and Petroleum. Both sets of reporting standards have similar goals in terms of conveying an appropriate level of confidence in the disclosures being reported, but the standards embody slightly different approaches and definitions.  In Coeur’s public filings in the U.S. and Canada and in certain other announcements not filed with the SEC, we disclose proven and probable reserves and measured, indicated and inferred resources, each as defined in S-K 1300. The estimation of measured resources and indicated resources involves greater uncertainty as to their existence and economic feasibility than the estimation of proven and probable reserves, and therefore investors are cautioned not to assume that all or any part of measured or indicated resources will ever be converted into S-K 1300-compliant reserves. The estimation of inferred resources involves far greater uncertainty as to their existence and economic viability than the estimation of other categories of resources, and therefore it cannot be assumed that all or any part of inferred resources will ever be upgraded to a higher category. Therefore, investors are cautioned not to assume that all or any part of inferred resources exist, or that they can be mined legally or economically.

 In connection with the solicitation of proxies, Coeur filed with the SEC and mailed to stockholders a definitive proxy statement dated March 30, 2022 (the “Proxy Statement”). The Proxy Statement contains important information about Coeur and its 2022 Annual Stockholders’ Meeting. Stockholders are urged to read the Proxy Statement carefully. Stockholders may obtain additional free copies of the Proxy Statement and other relevant documents filed with the SEC by Coeur through the web site maintained by the SEC at www.sec.gov. The Proxy Statement and other relevant documents may also be obtained free of charge from Coeur by contacting Investor Relations in writing at Coeur Mining, Inc., Investor Relations, 104 S. Michigan Avenue, Suite 900, Chicago, IL 60603 or by telephone at (312) 489-5800. The Proxy Statement and other SEC filings are also available at www.coeur.com/investors/overview/. The contents of the web sites referenced above are not deemed to be incorporated by reference into the Proxy Statement. Stockholders may also call our solicitors if they have questions or need assistance voting their shares, or with requests for additional copies of the proxy materials: Morrow Sodali LLC at (203) 658-9400.

 Relevant Terms  We use the following terms in this presentation and in the Proxy Statement to describe our operations and results, some of which are non-GAAP financial measures. Please see the applicable non-GAAP reconciliation tables in the appendix to this presentation  Adjusted EBITDA  Earnings before interest, taxes, depreciation and amortization, adjusted to exclude items that may not be indicative of, or are unrelated to our core operating results, a non-GAAP measure  AIP  Coeur’s Annual Incentive Plan  CAS/OZ  Costs applicable to sales per ounce, a non-GAAP measure  Coeur or the Company  Coeur Mining, Inc.  ESG  Environmental, Social and Governance  FCF  Free cash flow, a non-GAAP measure  LTIP  Coeur’s Long-Term Incentive Plan  NEOs  Named Executive Officers  OCF  Operating cash flow  PSUs  Performance share units issued under the LTIP  RCF  Coeur’s Revolving Credit Facility  TRIFR  Total Reportable Injury Frequency Rate  TSR  Total stockholder return  YOY  Year-over-year

 2022 Annual Stockholders’ Meeting   6  Voting Matters  Proposal  Coeur Board Voting Recommendation  1  Election of the 9 directors named in the proxy statement  FOR each nominee  2  Ratification of the appointment of Grant Thornton LLP as Coeur’s independent registered public accounting firm for 2022  FOR  3  Approve an amendment to the Certificate of Incorporation of Coeur Mining, Inc. to increase the number of authorized shares of common stock from 300,000,000 to 600,000,000  FOR  4  Vote on an advisory resolution to approve executive compensation  FOR  Annual Meeting  Time and Date  9:30 a.m. local time on Tuesday, May 10, 2022  Place  Virtual - www.virtualshareholdermeeting.com/cde2022   Record Date  March 16, 2022  Voting  Holders of common stock as of the Record Date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the proposals to be voted on.

 Headquartered in Chicago, IL, Coeur Mining (NYSE: CDE) is a well-diversified, growing precious metals producer with a focus on generating sustainable, high-quality cash flow from its North American asset base  Company Overview  Quality   operations & projects  Stable  jurisdictions  Best-in-class   corporate governance  Committed   community partner  Palmarejo  Chihuahua, MX  Rochester  Nevada, US  Kensington  Alaska, US  Wharf  South Dakota, US  Silvertip  British Columbia, CA  Ag  Au  Ag  Au  Au  Au  Ag  Pb  Zn  Cash Flow & Returns  focused  Palmarejo  Rochester  Wharf  Silvertip  Kensington  Corporate Office  Sterling/Crown  Operating Mine  Development Project  Exploration Project

 Key Messages  Long-Term  Growth  Focus  Transformational Expansion at Rochester  High-Impact Exploration   Growth  Emerging Opportunity at Silvertip  Rebuilt  Foundation  Industry   Leader in ESG  Positioning for long-term growth and strong returns from its portfolio and pipeline of promising projects in strong mining jurisdictions, starting with an anticipated step change in cash flow post-Rochester expansion  Newly-updated costs and schedule provide clarity and reflects inflationary impact on Coeur’s cornerstone project: excellent economics maintained and a solid funding plan in place  The Company’s higher level of exploration investment in recent years is a key differentiator and is leading to new discoveries, longer mine lives and higher returns  Sustained exploration success is driving a technical reassessment in support of a larger scale operation at one of the world’s highest-grade silver-zinc-lead deposits   Coeur has established a healthy culture, developed an achievable growth strategy, and assembled a strong, aligned team to execute its strategy and deliver consistent results  The Company remains an industry leader in environmental, social and governance practices. As of 2021, Coeur received an MSCI ESG Rating of “A”

Company Strategy Targets Organic Growth Opportunities

COEUR MINING

Coeur's strategy is designed to reposition the Company as America's premier, growing precious metals company by investing in higher-return exploration, expansion and optimization opportunities from a diversified, North American asset base to generate attractive returns and cash flow over the long-term



Priorities
Purpose
"Why"
Culture
"How"
Organization
"Who"
Strategy
"What"
COEUR MINING
Accountability
Alignment
Execution

- U.S.-based and NYSE-listed, intermediate gold and silver producer
- Balanced portfolio of assets located entirely in North America
- Targeting higher returns on invested capital and strong FCF growth via high-impact organic growth
- Recognized as industry leader for ESG programs and initiatives
- Approaching key inflection point driven by Rochester expansion

Future Growth Opportunities Throughout Portfolio

Palmarejo	Rochester	Kensington	Wharf	Silvertip
Higher Sustained Throughput	POA 11 Expansion	Sustained 2,000 tpd[1] Processing Rates	Additional Mine Life Extension	Optimized Mill Expansion
East Palmarejo Exploration Targets	Higher Gold Grade at East & West Rochester	Resource Conversion Drilling	Higher Crushing Rates	Leverage Growing High-Grade Deposit
Expansion of North Independencia Deposit	Additional Processing Optimization	Newly Identified Exploration Targets	Automation	Ongoing Resource Growth to the South
	Automation	Automation		

(1) Tons per day.

NYSE: CDE 9

 Human Capital Management and Culture

COEUR MINING®

Recent ESG Accomplishments

Coeur is committed to being an industry leader in its ESG practices, exemplified by the Company's recent accomplishments

ISS QualityScore GOVERNANCE 1
Highest Rating By INSTITUTIONAL SHAREHOLDER SERVICES

__Published updated__ GHG emissions target of 35% reduction in net intensity by end of 2024[1]

Conducted below 2°C __Scenario Analysis__

ISS __QualityScore__ of "1" for Governance (Highest Possible)

__Winner,__ 2021 NIOSH Mine Safety & Health Technology Innovations Award for COVID-19 response

Mitch Krebs, President & CEO, __serves as__ Chair of NMA ESG Task Force

MSCI ESG RATINGS A
CCC | B | BB | BBB | A | AA | AAA

As of 2021, Coeur received an MSCI __ESG Rating__ of "__A__"[2]

2020 & 2019 __Winner__
2021 __Finalist__
Best Proxy Statement (mid-/small cap), Corporate Secretary

ESR Empresa Socialmente Responsable

Coeur Mexicana is an __11-time recipient__ of Empresa Socialmente Responsable distinction

Korie Hickel, Director ESG, __member of__ SASB Extractives Sector Standards Advisory Group and GRI Mining & Metals Standards Working Group

__Winner,__ AEMA's 2021 Platinum Award for Corporate Excellence

__Achieved__ CORESafety Recertification (2021)

Emilie Schouten, SVP HR, __Winner__
Mitch Krebs, __Finalist__
2021 S&P Global Platts Metals Awards

__Over 1 year__ without a recordable safety incident at Wharf

Nevada Mining Association __awards__ six Rochester employees with individual safety awards in 2021

(1) CO_2 eq. intensity reduction to 10 kg CO_2 eq. / ton processed from base-year measurement of 14.
(2) For more information on MSCI ESG Ratings, please visit https://www.msci.com/notice-and-disclaimer.

NYSE: **CDE** 11

 Qualified, Diverse Board Nominees  Our Board, which includes a diverse mix of tenures, experiences and skills, is led by an independent chairman, and eight of nine directors are independent

 Qualified, Diverse Board Nominees (cont.)

 Governance & Executive Comp. Continuous Improvement  National Association of Corporate Directors

 2021 Performance Highlights  See non-GAAP reconciliation tables in the appendix to this presentation.  In 2021, we delivered strong financial and operating results while advancing key strategic initiatives to unlock long-term value for stockholders. The health and safety of our employees and the communities where we operate, as well as the protection of the environment, continued to be our top priorities, and we are proud of year-over-year reductions in injury rates and achieving zero permit discharge exceedances in 2021. Finally, the Company’s largest-ever exploration program identified new and significant discoveries while increasing Companywide reserves to record levels.

 2021 Executive Compensation Philosophy  (1) The three internal performance share metrics are subject to a relative TSR modifier that adjusts payouts +/- 25% for top or bottom quartile performance compared to peers.  (2) Tied to achievement of Rochester and Silvertip expansion project milestones (split 20% Rochester and 10% Silvertip).  (3) In 2022, we introduced a performance share metric under the LTIP tied to achievement of our public GHG emissions net intensity reduction goal.  ► Drive performance against critical strategic goals designed to create long-term stockholder value  ► Pay our executives at a level and in a manner that attracts, motivates and retains top executive talent

 2021 Executive Compensation Practices

 2021 CEO Compensation Tied to Stockholder Returns  57% of compensation linked to stock performance  (Based 100% on   Company Performance)

 2021 Compensation Results Aligned with Performance

 2021 Compensation Results Aligned with Performance (cont.)

 2021 Executive Compensation – Realized Pay  Coeur’s multiyear performance-linked pay aligned with stockholder returns  Our NEO compensation program is structurally designed to be a strong performance-based program. In the case of the CEO, 81% of his target compensation is structured to be delivered through some form of performance-based or “at-risk” compensation; only 19% is fixed, delivered through base salary.  This graph demonstrates alignment by showing three-year target value for performance and “at-risk” elements as well as the actual value realized from those compensation elements, equal to   actual 2019-2021 AIP, plus   the value of the PSUs for the 2019-2021 performance period that paid out in early 2022, valued as of December 31, 2021, the last date of the performance period, plus   the value of restricted stock granted in 2019, 2020 and 2019, valued as of December 31, 2021, including shares not yet vested.   The CEO’s actual value of compensation from performance based and “at-risk” elements was 11% lower than the target value. During this same period, our stock price increased by 13%. We believe this demonstrates alignment of pay and performance.

 2021 Executive Compensation – Realizable Pay  Coeur’s realizable pay aligned with stockholder returns  Realizable pay measures the compensation value that could be realized by executives over a given time period, taking into account the change in Company stock price during that time and whether performance shares are earned based on achievement of performance targets.   This chart illustrates three-year realizable total compensation for our CEO at December 31, 2020 and December 31, 2021. The one-year difference between compensation values (a 47% YOY decline), particularly due to realizable long-term compensation calculated using a $10.35 stock price as of December 31, 2020 and a stock price of $5.04 as of December 31, 2021, is significant and is in line with negative 51% TSR for 2021.  The three-year realizable total compensation value for each period is calculated using (1) actual base salary and cash bonus paid for the applicable year, (2) the value of target performance shares payable and actual performance shares issued for the three-year period then ended, valued as of December 31 and (3) the value of restricted stock granted for the three-year period then ended, valued as of December 31, including shares not yet vested.  TSR was negative 51% for 2021 and our CEO’s realizable pay was 47% lower at December 31, 2021 as compared to December 31, 2020. We believe this also demonstrates alignment of pay and performance.

 Continued Strong Stockholder Engagement in 2021  References to “materiality” here should not be construed as a characterization of the materiality or financial impact of that information with respect to our company.  What we heard from stockholders  What we did  Continue to enhance  ESG profile, initiatives and  disclosures, including related to  climate change  ► Published our second Responsibility Report during 2021 including mapping to SASB and GRI, introducing specific, objective ESG goals, and an initial alignment to TCFD  ► Established a Climate Working Group in 2021 to lead climate strategy, including scenario analysis and incorporating results in our business planning and strategy  ► Conducted ESG “double materiality”1 assessment in 2021 with input from community members and stockholders; results, reviewed by the board, informed our updated material topics list  ► Safety and environmental weighting increased from 15% to 20% for the 2020 and 2021 AIP  ► Further strengthened commitment to Diversity, Equity & Inclusion, including hosting CEO Action for Diversity & Inclusion Day of Understanding events throughout the organization  ► Added performance share award tied to achievement of our public GHG emission net intensity reduction goal to 2022 executive compensation program  Prioritize protection of  employees and communities  amid COVID-19  ► Acted quickly and decisively to protect employees and communities at the onset of the pandemic  ► No COVID-driven layoffs or furloughs  ► Recipient of 2021 NIOSH Mine Safety & Health Technology Innovations Award  ► Donated PPE and other supplies to local communities  ► Medical clinic at Palmarejo mine in Mexico remained open and free to the public  ► Facilitated transition to remote working for corporate and other professional staff implemented safety protocols, contact tracing technology and testing to allow employees to return to the corporate office on a voluntary basis and in compliance with local rules and laws

 Continued Strong Stockholder Engagement in 2021 (cont.)  What we heard from stockholders  What we did  Link executive compensation  program to driving long-term  stockholder value  ► Made 100% of the core measures of our performance share program drivers of stockholder value, with metrics tied to growth in reserves and resources, ROIC and critical, long-term projects including the Rochester expansion discussed above; retained relative TSR as a modifier  Emphasis on culture and human  capital management  ► Reported results of our 2021 culture survey and assessment to management and our Board and took action to address areas of opportunity to improve  ► Continued strengthening recruiting and development initiatives despite COVID-related challenges  Include directors in stockholder  engagement calls  ► Our independent directors, including our Chairman and the Chairs of our Board committees, are made available to engage directly with stockholders as part of our annual stockholder outreach program

 Risk Oversight  The Board is responsible for overseeing management’s mitigation of major risks facing Coeur, including, but not limited to:  In addition, the Board has delegated oversight of certain categories of risk to the Audit Committee, the Environmental, Health, Safety and Corporate Responsibility Committee, the Compensation and Leadership Development Committee and the Nominating and Corporate Governance Committee

 ESG Highlights

 What Matters to Coeur  In 2021, Coeur refreshed its material issues list through a comprehensive double materiality and risk/opportunity approach, incorporating internal and external stakeholder input. The following list includes material environmental, social and governance issues that matter to Coeur  Anti-Bribery & Anti-Corruption  Board Diversity  Board ESG Oversight  Ethics & Compliance  Sustainability Integral to Company Strategy  Governance  Diversity, Equity & Inclusion   Employee Training & Development  Living Wage  Workforce Health and Safety  People  Human Rights  Local Supply & Hiring  Local Community Development & Engagement  Communities  Climate Change  Greenhouse Gas Emissions  Site Expansion, Reclamation & Closure  Tailings  Water  Environment

 Coeur Diversity Details  Note: Information as of December 31, 2021.  Currently 20% of U.S. employees are from racially diverse backgrounds (Asian/Pacific Islander, Black, Hispanic, Native American and two or more races).  Gender Diversity  12% Female (up from 10% in 2020)  66% Females are Supervisors and above  20% Promotions YTD have been females  Racial  Diversity  21% Non-white (excl. Palmarejo)1  Age   Diversity  40 Average age maintained since 2018  34% <35 years of age  First and only precious metals mining CEO to sign the CEO ACTION for Diversity & Inclusion pledge  Day of Understanding events held throughout the Company each year  Platform and training created for open dialogue and meaningful conversations on diversity and inclusion                

 Safety is a Foundational Element of Coeur’s Culture  Coeur’s vision for safety is to continuously enhance its culture by working free of any uncontrolled exposures. The Company believes that safety does not truly improve unless exposure is controlled, reduced or eliminated   CORESafety System  Received certification in National Mining Association’s CORESafety program in 2017, and completed recertification in July 2021  Member of CORESafety advisory board  2019 International EHS Innovation Award Winner  Five consecutive years of reduced total reportable injury frequency rate  Risk Management   A clearly-defined governance process that oversees and manages risk and mitigation plans  Management of Change process serves as a cornerstone of Coeur’s risk management and process safety program   Partnership with one of the largest energy and power risk engineering companies to manage loss control activities   Critical Risk Management  Management of key health and safety risks with highest potential for significant employee impact  Key critical control processes verified through documented field-based observations   COVID-19 Response  Partnered with public health, medical laboratories and pharmaceutical companies to establish a proactive response plan  Implemented technology-based strategy                      

 Industry-Leading Safety Performance  Coeur has been certified in the National Mining Association’s CORESafety program since 2017 and completed its recertification in July 2021  Lost-Time Injury Frequency Rate  Source(s): U.S. Department of Labor Mine Safety and Health Administration (MSHA): Metal Operators Mine Safety and Health Statistics. Injuries per 200,000 employee-hours worked.  Includes both Coeur employees and contract workers.  MSHA data January to September 2021 (preliminary).  Total Reportable Injury Frequency Rate  Industry average1  Coeur Mining2  Industry average1  Coeur Mining2  Coeur’s injury frequency rate remains significantly below industry averages, achieving a Company record-low lost-time injury frequency rate in 2021  Linked: EXCEL>Health & Safety>MSHA; “Charts” tab  Linked: EXCEL>Health & Safety>MSHA; “Charts” tab  3  3

Precious Metals Are *Coeur* to Everyday Life

COEUR MINING

Coeur is an important part of the supply chains for gold and silver. Due to their unique properties, gold and silver have countless innovative uses that shape the way we live today and enable a more sustainable, healthier tomorrow

Au

Coeur's Palmarejo, Rochester, Kensington and Wharf mines produce gold, which is a critical component of:

Medical Devices
COVID-19 diagnostic test kits, pacemakers, CAT scan equipment and others

Electronics
Nanotechnology and touch screen monitors

Electrification Devices
Batteries and solar panels

Transportation
GPS technology and catalytic converters in motor vehicles & electric vehicle circuit boards

Ag

Coeur's Palmarejo and Rochester mines produce silver, which is a critical component of:

Medical Devices
Bandages, pharmaceuticals and anti-microbial coating for equipment

Renewable Energy
Photovoltaic cells in solar panels

Household Items
Mirrors, clothing and jewelry

Public Health
Water purification systems

Source: Mining Association of Canada, MineralsMakeLife.org, The National Mining Association and The United States Geological Survey (USGS).

NYSE: **CDE** 31

Appendix

 Executive Leadership  Mitchell J. Krebs – President and Chief Executive Officer. During his twenty-year tenure with Coeur, Mr. Krebs has led nearly $2 billion in capital raising and debt restructuring activities and has facilitated over $2 billion of acquisitions and divestitures. Mr. Krebs was previously Coeur‘s Chief Financial Officer and held various positions in the corporate development department, including Senior Vice President of Corporate Development. Mr. Krebs is a Director of Kansas City Southern Railway Company and the National Mining Association, is on the Board of World Business Chicago, and was formerly President of the Silver Institute.  Thomas S. Whelan – Senior Vice President and Chief Financial Officer. Prior to joining Coeur, Mr. Whelan served as CFO of Arizona Mining Inc. from September 2017 to August 2018, when the company was acquired from South32 Limited. Previously, Mr. Whelan served as CFO for Nevsun Resources Ltd. from January 2014 to August 2017. He is a chartered professional accountant and was previously a partner with the international accounting firm Ernst & Young (“EY”) LLP where he was the EY Global Mining & Metals Assurance sector leader, the leader of the EY Assurance practice in Vancouver and previously EY’s Canadian Mining & Metals sector leader. Mr. Whelan graduated with a Bachelor of Commerce from Queen’s University.  Michael “Mick” Routledge – Senior Vice President and Chief Operating Officer. Mr. Routledge has over 25 years’ experience with Rio Tinto in various roles beginning in 1987, including as the Chief Operating Officer (2011-2012) and Vice President HSE, Projects & Operational Value (2012-2014) of the Kennecott Utah Copper mine business and served as the Chief Operating Officer of Asahi Refining from 2015 to 2017. As the Senior Director of Operational Excellence at Anagold Madencilik from 2017 to 2020, Mr. Routledge designed and implemented an operational excellence program for the Copler District in Turkey. Most recently, Mr. Routledge served as the Vice President of Major Projects and Studies of Alacer Gold Corp. since February 2020. Mr. Routledge currently chairs the Health & Safety Division Executive Committee for the Society for Mining, Metallurgy & Exploration board. He received an undergraduate degree from the University of Sunderland, England in Electrical and Control Engineering and received his MBA with a focus on business and strategic transformation from Henley Management College in England.  Casey M. Nault – Senior Vice President, General Counsel, and Chief ESG Officer. Mr. Nault has approximately 25 years of experience as a corporate and securities lawyer, including prior in-house positions with Starbucks Corporation and Washington Mutual, Inc. and law firm experience with Gibson, Dunn & Crutcher. His legal experience includes securities compliance and SEC reporting, corporate governance and compliance, mergers and acquisitions, public and private securities offerings, other strategic transactions, general regulatory compliance, cross-border issues, land use and environmental issues, and overseeing complex litigation. In addition to leading the legal function, since 2018 Mr. Nault has overseen the Company’s ESG initiatives, and he also has executive responsibility for several other corporate functions including compliance, internal audit, cybersecurity and IT infrastructure, government affairs and land management.  Aoife M. McGrath – Senior Vice President, Exploration. Ms. McGrath has over 20 years of mining industry experience, spanning all stages of exploration from greenfield works to continental-scale exploration programs. Most recently, Ms. McGrath served as Vice President Exploration, Africa and Middle East at Barrick Gold Corp. Prior to that time, she served as head of Exploration and Geology for Beadell Resources Limited as well as serving in various roles at Alamos Gold Inc., including Director, Exploration and Corporate Development and Vice President, Exploration. She holds a Master of Science in Mineral Exploration from the University of Leicester as well as a Master of Science in Engineering Geology from the Imperial College London.  Emilie C. Schouten – Senior Vice President, Human Resources. Ms. Schouten has 15 years of experience in Human Resources, starting her career in General Electric, where she graduated from GE’s Human Resources Leadership Program. After 6 years as an HR Manager with GE, her division was acquired by the world’s largest electrical distribution company, Rexel, and Ms. Schouten went on to become the Director of Training and Development. Ms. Schouten has her B.A. in Sociology from Michigan State University and her M.S. in Industrial Labor Relations from University of Wisconsin-Madison.

 Board of Directors  Robert E. Mellor – Independent Chairman of the board of Monro, Inc. (auto service provider) since June 2017, and appointed Interim Chief Executive Officer from August 2020 to April 2021. Previously Mr. Mellor was lead independent director from April 2011 to June 2017 and a member of the board of directors since August 2010; Former Chairman, Chief Executive Officer and President of Building Materials Holding Corporation (distribution, manufacturing and sales of building materials and component products) from 1997 to January 2010, director from 1991 to January 2010; former member of the board of directors of CalAtlantic Group, Inc. (national residential home builder) from October 2015 to February 2018, when CalAtlantic was acquired by Lennar Corporation; former member of the board of directors of the Ryland Group (national home builder, merged with another builder to form CalAtlantic) from 1999 to October 2015; and former member of the board of directors of Stock Building Supply Holdings, Inc. (lumber and building materials distributor) from March 2010 until December 2015 when it merged with another company. He was recently named a 2020 National Association of Corporate Directors Directorship 100 honoree.  Mitchell J. Krebs – President and Chief Executive Officer. See prior slide.  Linda L. Adamany – Member of the board of directors of Jefferies Financial Group (formerly known as Leucadia National Corporation), a diversified holding company engaged in a variety of businesses, since March 2014, and a member of the board of directors of Jefferies Group LLC and Jefferies International Limited, wholly-owned subsidiaries of Jefferies Financial Group Inc., since November 2018 and March 2021, respectively; non-executive director of BlackRock Institutional Trust Company since March 2018; non-executive director of the Wood plc from October 2017 to May 2019; non-executive director of Amec Foster Wheeler plc, an engineering, project management, and consultancy company, from October 2012 until the Company was acquired by Wood plc in October 2017; member of the board of directors of National Grid plc, an electricity and gas generation, transmission, and distribution company, from November 2006 to November 2012. Served at BP plc in several capacities from July 1980 until her retirement in August 2007, most recently from April 2005 to August 2007 as a member of the five-person Refining & Marketing Executive Committee responsible for overseeing the day-to-day operations and human resource management of BP plc's Refining & Marketing segment, a $45 billion business at the time. She was recently selected as one of Women Inc. Magazine's 2018 Most Influential Corporate Directors.  Sebastian Edwards – Henry Ford II Professor of International Business Economics at the Anderson Graduate School of Management at the University of California, Los Angeles (UCLA) from 1996 to present; Co-Director of the National Bureau of Economic Research’s Africa Project from 2009 to present; taught at IAE Universidad Austral in Argentina and at the Kiel Institute from 2000 to 2004; Chief Economist for Latin America at the World Bank Group from 1993 to 1996. Currently a Member of the Board of Moneda Asset Management, an investment management firm in Chile, and Centro de Estudios Públicos, Chile.  Randolph E. Gress – Retired Chairman (November 2006 until January 2016 and director from August 2004 until January 2016) and Chief Executive Officer (from 2004 until December 2015) of Innophos Holdings, Inc., a leading international producer of performance-critical and nutritional specialty ingredients for the food, beverage, dietary supplements, pharmaceutical, and industrial end markets. Mr. Gress was with Innophos since its formation in 2004, when Bain Capital purchased Rhodia SA's North American specialty phosphate business. Prior to his time at Innophos, Mr. Gress was with Rhodia since 1997 and held various positions including Global President of Specialty Phosphates (with two years based in the U.K.) and Vice-President and General Manager of the NA Sulfuric Acid and Regeneration businesses. From 1982 to 1997, Mr. Gress served in various roles at FMC Corporation including Corporate Strategy and various manufacturing, marketing, and supply chain positions.  Eduardo Luna – Chairman of the Board of Rochester Resources Ltd., Mr. Luna has spent over forty years in the precious metals mining industry and has held prior senior executive and board positions at several companies including Industrial Peñoles, Goldcorp Inc., Luismin SA de CV, Wheaton River Minerals Ltd., Alamos Gold Inc., Dyna Resource, Inc. and Primero Mining Corp. He is currently the Chairman of the board of directors of Rochester Resources Ltd., a junior natural resources company with assets in Mexico. He is also a member of the Board of Directors of Wheaton Precious Metals Corp. Mr. Luna is the former President of the Mexican Mining Chamber and a former President of the Silver Institute. He was recently inducted into the Mexico Mining Hall of Fame and serves as Chairman of the Advisory Board of the Faculty of Mines at the University of Guanajuato where he received a degree in Mining Engineering.

 Board of Directors (cont.)  Jessica L. McDonald – Ms. McDonald has extensive leadership experience in both the public and private sectors and currently serves as a member of the Boards of Directors of GFL Environmental Inc. and Hydro One Limited. She served as the President and Chief Executive Officer of BC Hydro and Power Authority, a clean energy utility with over $5.5 billion in annual revenues and more than 5,000 employees, from May 2014 to July 2017. She was the Chair of Canada Post Corporation from December 2017 to July 2020 and was interim President and Chief Executive Officer from April 2018 until March 2019. From October 2017 to March 2020, she was a member of the Board of Directors of Trevali Mining Corporation and served as Chair from March 2019 to March 2020. Since 1991, Ms. McDonald has held many senior positions in the British Columbia provincial government, including Deputy Minister to the Premier, Cabinet Secretary and Head of the BC Public Service. She has been selected as a Mentor at the Trudeau Foundation and named to Canada’s Top 100 Most Powerful Women Hall of Fame. She also has been a visiting fellow at Stanford University's Center for Energy Policy and Finance and serves on the Board of the Greater Vancouver Board of Trade and Sustainable Development Technology Canada.  John H. Robinson – Chairman of Hamilton Ventures LLC since founding the firm in 2006. Chief Executive Officer of Nowa Technology, Inc. (development and marketing of environmentally sustainable wastewater treatment technology) from 2013 to 2014. Chairman of EPC Global, Ltd. (engineering staffing company) from 2003 to 2004. Executive Director of Amey plc (British business process outsourcing company) from 2000 to 2002. Vice Chairman of Black & Veatch Inc. (engineering and construction) from 1998 to 2000. Mr. Robinson began his career at Black & Veatch and was Managing Partner prior to becoming Vice Chairman. He is a member of the Board of Directors of Alliance Resource Partners, L.P. (coal mining) and Olsson Associates (engineering consulting). He was a member of the Board of Directors of Federal Home Loan Bank of Des Moines (financial Services) from 2007 to 2019.  J. Kenneth Thompson – Chairman of Pioneer Natural Resources Company (oil and gas) and member of the board of directors of Alaska Air Group, Inc. (parent company of Alaska Airlines, Virgin America Airlines and Horizon Air), presiding (Lead) Director of Tetra Tech, Inc. (engineering consulting). President and Chief Executive Officer of Pacific Star Energy LLC (private energy investment firm in Alaska) from September 2000 to present, with a principal holding in Alaska Venture Capital Group LLC (private oil and gas exploration company) from December 2004 to present; Executive Vice President of ARCO’s Asia Pacific oil and gas operating companies in Alaska, California, Indonesia, China, and Singapore from 1998 to 2000.

Contact Information Corporate Office Coeur Mining, Inc. 104 S. Michigan Ave., Suite 900 Chicago, IL 60603 Main Telephone +1 (312) 489-5800 Stock Ticker CDE: NYSE Website www.coeur.com Contact Jeff Wilhoit Director, Investor Relations investors@coeur.com NYSE: CDE 36